UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 11, 2014

Commission File Number:  00053238

Cemtrex Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

6317569116
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

The Board of Directors of Cemtrex, Inc. (the "Company"), subsequent to the German acquisition, conducted a comprehensive & competitive search to determine the Company's independent registered public accountant for the Company's fiscal year ending September 30, 2014. The Company evaluated several national and international accounting firms. As a result of this process, on February 10, 2014, the Board of Directors approved the engagement of Bharat Parikh & Associates and effectively dismissed Li and Company as the Company's principal independent registered public accountant as of February 10, 2014.
The audit reports of Li and Company on the Company's financial statements as of and for the fiscal years ended September 30, 2013 and September 30, 2012 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the periods referred to above, (i) there were no disagreements between the Company and Li and Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Li and Company would have caused Li and Company to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.
On February 11, 2014, the Company provided Li and Company with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Li and Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated February 11, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date:   February 12, 2014
By:	/s/ Renato Dela Ram

Name: Renato Dela Ram
Title: CFO

Exhibit Index

Exhibit No.	Description
EX-16.1	Li and Company lreport